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                                                                    Exhibit 8(h)

Comercia bank
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226

Gentlemen:

     Reference is made to the Custody Agreement between us dated as of May 1, 1995 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of three additional investment portfolios of The Munder Funds, Inc., namely the Munder Growth Opportunities Fund (the "New Portfolio").

     We request that you act as Custodian under the Agreement with respect to the New Portfolios.

     If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                Very truly yours,


                                The Munder Funds, Inc.

                                By:  /s/ Terry H. Gardner
                                     --------------------
                                     Terry H. Gardner

                                Accepted:

                                Comercia Bank

Date:  February 24, 1998        By:  /s/ Scott D. Seibert
                                     --------------------
                                     Scott D. Seibert